         SUBSCRIPTION AGREEMENT, dated as of February 28, 2002, between MERRIMAC INDUSTRIES INC., a Delaware corporation ("Merrimac"), and DUPONT CHEMICAL AND ENERGY OPERATIONS, INC. ("DCEO"), a Delaware corporation and wholly-owned subsidiary of E.I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("DuPont"), and (solely with respect to Section 3.1(b) hereof) DUPONT.

         WHEREAS, Merrimac desires to sell to DCEO, and DCEO desires to purchase from Merrimac, shares of Merrimac's Common Stock, $0.01 par value per share (the "Common Stock"), in accordance with the terms herein set forth.

         NOW, THEREFORE, the parties agree as follows:

1.     Purchase and Sale of Securities.

         1.1 Sale and Issuance of Purchased Shares. Merrimac shall issue and sell to DCEO, and DCEO shall purchase from Merrimac, 528,413 shares of Common Stock, which is the number of whole shares of Common Stock (the "Purchased Shares") that equals 19.9% of the number of outstanding shares of Common Stock on the Closing Date (as defined in Section 1.2 hereof), prior to giving effect to this transaction, at a price of $10.00 per share (the "Purchase Price").

         1.2 Closing. The purchase and sale of the Purchased Shares shall take place at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York, on February 28, 2002, or at such other time and place as the parties shall agree (the "Closing"; the date on which the Closing occurs is hereinafter referred to as the "Closing Date").

         1.3 Delivery. At the Closing, Merrimac shall deliver to DCEO a certificate representing the Purchased Shares, against payment by DCEO of the Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds to Merrimac's account.

2. Representations and Warranties of Merrimac. Merrimac hereby represents and warrants to DCEO that:

         2.1 Corporate Organization and Authority. Merrimac (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power to own or lease its properties and to carry on its business and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction, except where the failure to so qualify would have a material adverse effect on the business, results of operations or financial condition (including accruals for environmental liabilities) of Merrimac and its subsidiaries (a "Material Adverse Effect").

         2.2 Due Authorization. Merrimac (i) has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, Employee Loan Agreement and MOU (each as hereinafter defined, and collectively with this

Agreement, the "Transaction Agreements") and to perform its obligations thereunder and (ii) has been authorized by all necessary corporate action to execute and deliver the Transaction Agreements and to perform its obligations thereunder. Each of the Transaction Agreements is a valid and binding obligation of Merrimac enforceable in accordance with its terms.

         2.3 Capitalization. The authorized capital stock of Merrimac consists of (i) 20,000,000 shares of Common Stock, of which 2,655,345 shares are outstanding, and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share, none of which is outstanding. All outstanding shares of Common Stock were duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 2.3 hereto, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise acquire or issue any shares of capital stock of Merrimac, (ii) no preemptive rights or rights of first refusal with respect to the issuance of any shares of capital stock of Merrimac, and
(iii) no commitments or understandings (oral or written) of Merrimac to issue any shares of capital stock of the Company. Except as set forth in the Merrimac Reports (as hereinafter defined), none of the outstanding shares of Common Stock are subject to any shareholders' agreement, voting trust agreement or similar arrangement or understanding. Merrimac has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Merrimac on any matter.

         2.4 Validity of Purchased Shares. The issuance of the Purchased Shares has been duly authorized, and when issued, sold and delivered in accordance with the terms hereof and for the consideration set forth herein, shall be validly issued, fully paid and non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfers imposed by applicable securities laws and this Agreement.

         2.5 Private Offering. Neither Merrimac nor anyone acting on its behalf has, within the last 12 months, issued, sold or offered any security of Merrimac to any Person under circumstances that would cause the issuance and sale of the Purchased Shares pursuant to this Agreement to be subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). Merrimac agrees that neither Merrimac nor anyone acting on its behalf will offer any securities similar to the Purchased Shares for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to make the issuance and sale of the Purchased Shares subject to the registration requirements of the Securities Act. As used herein, "Person" shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity.

         2.6 Brokers and Finders. Merrimac has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         2.7 No Conflict. The execution and delivery of the Transaction Agreements by Merrimac does not, and the performance by Merrimac of its obligations thereunder will not,

(i) violate the Certificate of Incorporation or By-Laws of Merrimac, (ii) violate any law, rule, regulation, order, judgment or decree applicable to Merrimac or by which any property or asset of Merrimac is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or other encumbrance on any property or asset of Merrimac pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merrimac is a party or by which Merrimac or any property or asset of Merrimac is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the transactions contemplated by the Transaction Agreements in any material respect, or otherwise prevent Merrimac from performing its obligations under the Transaction Agreements in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

         2.8 Required Filings and Consents. The execution and delivery of the Transaction Agreements by Merrimac does not, and the performance by Merrimac of its obligations thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental body except for applicable requirements, if any, of the Securities Exchange Act of 1934 (the "Exchange Act").

         2.9 Compliance. Except as set forth on Schedule 2.9 hereto, Merrimac and its subsidiaries are in compliance in all material respects with all requirements of law, and no claims or complaints from any governmental body have been received by Merrimac or any of its subsidiaries and, to the knowledge of Merrimac, no claims or complaints are threatened, alleging that Merrimac or any of its subsidiaries is in violation of any such requirement of law except for such claims or complaints which have not had, individually or in the aggregate, a Material Adverse Effect.

         2.10 SEC Documents. (a) Merrimac has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, the "Merrimac Reports"). As of their respective dates, the Merrimac Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Merrimac Report which was specifically superseded by a subsequent disclosure in a Merrimac Report.

             (b) The financial statements of Merrimac included in the Merrimac Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of Merrimac as of the dates thereof and the consolidated results of operations, retained earnings and cash flows of Merrimac for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in accordance with generally accepted accounting principles.

         2.11 Litigation. Except as set forth in the Merrimac Reports, there are no claims, actions, suits, investigations, inquiries or proceedings pending against Merrimac or any of its subsidiaries or, to the knowledge of Merrimac, threatened against Merrimac or any of its subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, self-regulatory organization including the American Stock Exchange ("SRO"), mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither Merrimac nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality or SRO.

         2.12 Absence of Certain Changes. Except as disclosed in the Merrimac Reports, since September 30, 2001 (a) neither Merrimac nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute or contingent) other than those arising from operations in the ordinary course of business consistent with past practice and (b) there has not been (i) any event, occurrence, development or circumstances with respect to the business, results of operations or financial condition of Merrimac or any of its subsidiaries, other than events, occurrences, developments or circumstances which have not had, individually or in the aggregate, a Material Adverse Effect, (ii) any return of any capital or other distribution of assets to stockholders of Merrimac; (iii) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; (iv) any transactions, other than in the ordinary course of business, with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons; or (v) any existing, pending or, to the knowledge of Merrimac, threatened termination, cancellation, limitation, modification or change in the business relationship of Merrimac with any supplier, customer or other Person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         2.13 Intellectual Property. To Merrimac's knowledge, Merrimac and each of its subsidiaries owns or possesses sufficient legal rights to the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other rights or interests in items of intellectual property (collectively, the "Proprietary Rights") as are necessary for the operation of the business conducted by Merrimac and its subsidiaries. To Merrimac's knowledge, the business of Merrimac and its subsidiaries does not infringe upon or violate any Proprietary Rights of others except where such infringement or violation, individually or in the aggregate, would not have a Material Adverse Effect.

         2.14 Registration Rights. Except as set forth in Schedule 2.14 hereto, Merrimac is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

         2.15 Disclosure. No representation or warranty of Merrimac herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         2.16 DGCL Section 203. The restrictions in Section 203(a) of the Delaware General Corporation Law do not apply to Merrimac.

         2.17 Anti-Dilution. Except as set forth on Schedule 2.17, Merrimac has taken all necessary action to ensure that no provision in any of its governing documents, any shareholder rights plan or any agreements to which it is a party would, as a result of this Agreement or the transactions contemplated thereby, have a dilutive effect on DCEO's equity interest in Merrimac as contemplated by this Agreement.

         2.18 Title to Properties. Merrimac has good and marketable title to all of its owned properties and assets, free and clear of violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operations of its owned or leased properties, and has not received any notice of violation with which it has not complied or cured, as applicable.

         2.19 Tax Matters. All foreign, federal, state, county or local income tax returns of Merrimac have been either been filed, or valid unexpired extensions of the due dates have been obtained and except as set forth on
Schedule 2.19, all foreign, federal, state, county and local taxes reported thereon have been paid. The information provided on such tax returns is complete and accurate in all material respects. There are no taxes owed to foreign jurisdictions. There exist no unpaid assessments nor to Merrimac's knowledge any basis for assessment of additional foreign, federal, state, local or county income taxes on Merrimac for any fiscal period. Merrimac has not waived any statute of limitations with respect to taxes and has not agreed to any extension of time with respect to any tax assessment or deficiency.

         2.20 Environmental Matters. Except as set forth on Schedule 2.20, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, required environmental remediation activities or, to the knowledge of Merrimac, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Merrimac or any of its subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of Merrimac, threatened, against Merrimac or any of its subsidiaries, which liability or obligation would reasonably be expected to have a Material Adverse Effect. To the knowledge of Merrimac, during or prior to the period of (i) its or any subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of materials defined as hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Material Adverse Effect. Neither Merrimac nor any of its subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by which or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.

         2.21 No Change of Control. The consummation of the transactions contemplated by this Agreement shall not, either alone or in combination with another event, entitle any current or former employee or officer of Merrimac to severance pay or any other payment or accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

3. Representations and Warranties of DCEO. DCEO represents and warrants to Merrimac that:

         3.1 Due Authorization. (a) DCEO (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of DuPont, (ii) has the requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder and (iii) has been authorized by all necessary corporate action to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder. Each of the Transaction Agreements to which it is a party is a valid and binding obligation of DCEO enforceable in accordance with its terms.

                  (b) DuPont (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder and (iii) has been authorized by all necessary corporate action to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder. Each of the Transaction Agreements to which it is a party is a valid and binding obligation of DuPont enforceable in accordance with its terms.

         3.2 Brokers and Finders. DCEO has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         3.3 Securities Laws Representations and Covenants of DCEO. (a) The Purchased Shares will be acquired by DCEO for investment purposes only and for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that DCEO would be considered an "underwriter" under the Securities Act; DCEO has not granted any right to any other Person to acquire any of the Purchased Shares and agrees that the Purchased Shares may not be sold or transferred without registration under the Securities

Act or an exemption therefrom, and acknowledges that other than as provided herein, it is required to hold the Purchased Shares for at least two years from the Closing Date.
                      (b) DCEO acknowledges that the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Purchased Shares are exempt from registration under the Securities Act, and that Merrimac's reliance upon such exemption is predicated upon DCEO's representations set forth in this Agreement.

                      (c) DCEO agrees that, unless the disposition of the Purchased Shares has been registered under the Securities Act, DCEO will not dispose of any Purchased Shares unless and until DCEO shall have notified Merrimac of the proposed disposition, which notification may be made concurrently with the disposition, and, upon the request of Merrimac, shall furnish Merrimac with information reasonably satisfactory in form and substance to Merrimac to the effect that such disposition will not require registration under the Securities Act.

                      (d) DCEO (i) is able to fend for itself in the transactions contemplated by this Agreement; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Shares;
(iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; (iv) has received all the information it considers necessary and appropriate for deciding whether to purchase the Purchased Shares; (v) has been furnished with and has had access to the Merrimac Reports together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; (vi) has had access to officers of Merrimac and an opportunity to ask questions of and receive answers; and (vii) qualifies as an "accredited investor", as such term is defined under Rule 501 promulgated under Regulation D of the Securities Act.

         3.4 Transfer Restrictions. (a) DCEO agrees not to sell, assign or otherwise transfer (a "Transfer") any Purchased Shares to any competitor of Merrimac or Person (or group of Persons) who have filed and not withdrawn a
Schedule 13D indicating a plan to seek control of Merrimac (such competitor or other Person or group of Persons being hereinafter referred to as a "Non-Qualified Person"); provided that the foregoing shall not apply to Transfers (i) to the public pursuant to a registration statement for an underwritten offering, provided that DCEO shall not make such a Transfer knowingly to a Non-Qualified Person; (ii) pursuant to Rule 144 under the Securities Act or (iii) in connection with a change of control of Merrimac, including a sale of more than 50% of the outstanding shares of Common Stock. Merrimac and DCEO have heretofore agreed on the Persons which shall be deemed to be competitors of Merrimac. Merrimac shall have the right, with the consent of DCEO, which consent shall not be unreasonably delayed or withheld, to add Persons, at any time or from time to time, which shall be deemed to be competitors of Merrimac.

                      (b) DCEO agrees not to Transfer any of the Purchased Shares to any Person except as otherwise provided herein, during the period from the Closing Date until the second anniversary of the Closing Date. Notwithstanding anything contained herein, however, DCEO may, at any time, transfer the Purchased Shares to any affiliate of DCEO that is also a wholly-owned subsidiary, directly or indirectly, of DuPont. The rights and obligations of DCEO pursuant to this Agreement and the Registration Rights Agreement shall automatically apply to a permitted transferee under this Section 3.4(b).

         3.5 Legends. All certificates for the Purchased Shares and each certificate representing any shares of capital stock of Merrimac received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall bear the following legend:


                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT DATED AS OF FEBRUARY 28, 2002, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH THE TRANSFER OF SUCH SHARES IS RESTRICTED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON REQUEST."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

4.     Conditions to Closing.

         4.1 Conditions to DCEO's Obligations at the Closing. DCEO's obligation to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

                      (a) Representations and Warranties. The representations and warranties made by Merrimac in Article 2 hereof which are subject to a materiality standard shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the representations and warranties made by Merrimac in Article 2 hereof which are not subject to a materiality standard shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                      (b) Performance of Obligations. Merrimac shall have performed all agreements herein required to be performed by it on or prior to the Closing Date.

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


                      (c) Consents, Permits, and Waivers. Merrimac shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements (except for such as the parties agree may be properly obtained subsequent to the Closing).

                      (d) Due Diligence. DCEO shall have completed, to its satisfaction, its due diligence review of Merrimac and its operations including, without limitation, financial, technical, legal, corporate and safety, health and environmental.

                      (e) Registration Rights' Agreement. The Registration Rights' Agreement shall have been executed and delivered by the parties thereto in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

                      (f) Employee Loan Agreement. The Employee Loan Agreement shall have been executed and delivered by the parties thereto in the form attached hereto as Exhibit B (the "Employee Loan Agreement").

                      (g) Memorandum of Understanding. The Memorandum of Understanding between DuPont and Merrimac ("MOU") shall have been executed and delivered by the parties thereto in the form attached hereto as Exhibit C.

                      (h) Legal Opinion. The delivery of a legal opinion from Merrimac's counsel, in the form attached hereto as Exhibit D.

         4.2 Conditions to Obligations of Merrimac at the Closing. Merrimac's obligation to issue and sell the Purchased Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

                      (a) Representations and Warranties. The representations and warranties made by DCEO in Article 3 hereof which are subject to a materiality standard shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the representations and warranties made by DCEO in Article 3 hereof which are not subject to a materiality standard shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                      (b) Performance of Obligations. DCEO shall have performed all agreements herein required to be performed by it on or before the Closing Date.

                      (c) American Stock Exchange Approval. Merrimac shall have received approval from the American Stock Exchange that the execution and delivery of the Transaction Agreements and consummation of the transactions contemplated thereunder do not require approval of Merrimac's stockholders.

                      (d) Consents, Permits, and Waivers. Merrimac shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements (except for such as the parties agree may be properly obtained subsequent to the Closing).

                      (e) Employee Loan Agreement. The Employee Loan Agreement shall have been executed and delivered by the parties thereto.

                      (f) Memorandum of Understanding. The MOU shall have been executed and delivered by the parties thereto.

5.   Affirmative Covenants of Merrimac.

       Merrimac hereby covenants and agrees as follows:

         5.1 No Solicitation. Between the date of this Agreement and the Closing Date, Merrimac shall not, and shall not authorize or permit any of its directors, officers, representatives, subsidiaries, affiliates or associates to, (i) initiate contact with, solicit, encourage or disclose, directly or indirectly, any information concerning Merrimac's business or properties to,
(ii) afford any access to Merrimac's personnel, offices, facilities, properties, books and records to, or (iii) enter into any discussion, negotiation or agreement with, any person or entity (other than DCEO or any of its affiliates) in connection with the acquisition of, or any proposal for the acquisition of, any Common Stock, or options, warrants or other securities to purchase, convert or exchange such securities for Common Stock, or the assets or business of Merrimac, except in the exercise by Merrimac's Board of Directors of its fiduciary obligation to Merrimac's stockholders with respect to unsolicited offers received by Merrimac, in which case Merrimac or its Board shall have a legal opinion issued to DCEO confirming the requirement of the exercise of such fiduciary duty. Merrimac shall immediately (i) communicate to DCEO the terms of any proposal or other communication it may receive or of which it may become aware and (ii) furnish DCEO with a true, complete and correct copy of any such written proposal or communication and any document relating thereto.

         5.2 Conduct of Business. Between the date of this Agreement and the Closing Date, Merrimac shall not take any material action that is outside the ordinary course of business or inconsistent with past practices that would cause a Material Adverse Effect.

         5.3 Preemptive Right. At all times while DCEO is the record owner of any of the Purchased Shares, DCEO shall have the right to purchase the number of shares of Common Stock, or other securities convertible into or exercisable for Common Stock (collectively, the "Securities"), that Merrimac may hereafter issue equal to the product of (x) the number of shares of such Securities and
(y) a fraction, the numerator of which is the total number of Purchased Shares owned by DCEO immediately prior to any such issuance and the denominator of which is the total number of shares of Common Stock outstanding immediately prior to such issuance (the "Preemptive Right"), strictly in accordance with this Section 5.3. Such number of Securities that DCEO is entitled to purchase are referred to as DCEO's "Pro Rata Share."

                      (a) Prior or immediately subsequent to the issuance of any Securities, Merrimac shall give notice to DCEO stating (i) its bona fide intention to issue or its issuance of Securities and a detailed description of such Securities, (ii) the aggregate number of such Securities proposed to be issued or issued, and (iii) the price and terms upon which it proposes to issue or has issued such Securities.

                      (b) Within 15 calendar days after giving such notice to DCEO, DCEO may elect, by giving notice to Merrimac, to purchase, at the same price and on the same terms specified in such notice, all, but not less than all, of the number of shares or other securities equal to DCEO's Pro Rata Share. If DuPont either (i) fails to give notice to Merrimac of its intent to exercise its Preemptive Right within such 15-day period or (ii) otherwise determines not to exercise its Preemptive Right hereunder, DCEO's Preemptive Right shall expire with respect to such issuance.

                      (c) DCEO's Preemptive Rights shall not be applicable to
(i) the issuance or sale of shares of Common Stock (or options therefor) to Company employees, directors, officers or consultants pursuant to a stock option, stock issuance or other incentive plan approved by Merrimac's Board of Directors, (ii) the issuance of Common Stock pursuant to the conversion or exercise of securities convertible into or exercisable for Common Stock with respect to which DCEO has previously exercised, or was given the opportunity to exercise and failed to exercise, its Preemptive Right and (iii) the issuance of securities in connection with a bona fide business acquisition by Merrimac, whether by merger, consolidation, purchase of assets, purchase or exchange of stock, or otherwise.

                      (d) Notwithstanding anything to the contrary contained herein, upon the issuance of Common Stock pursuant to the exercise of any warrants outstanding on the Closing Date and listed in Schedule 5.3 hereto, DCEO's Preemptive Right shall be to purchase DCEO's Pro Rata Share of such Common Stock at a purchase price per share equal to the average closing price of the Common Stock as reported on the American Stock Exchange on the 25 trading days immediately preceding the date of the issuance of the Common Stock upon such exercise.

                      (e) For the purposes of this Article 5, the term "Purchased Shares" shall include all shares of Merrimac's capital stock issued on or with respect to the Purchased Shares, whether by stock dividend, stock split or recapitalization.

         5.4 Board Representation. As long as DCEO continues to own at least 400,000 shares of the Purchased Shares acquired at the Closing, DCEO shall have an option to designate one nominee (such individual is hereinafter referred to as a "DuPont Designee(s)"), who must be a DCEO or DuPont employee, to the Board of Directors. If Merrimac increases the number of directors to nine or more members, exclusive of any directorships held by a DuPont Designee, then DCEO shall have the option to designate, in its sole discretion, additional nominees, who must be DCEO or DuPont employees, to the Board of Directors so that, at the earliest possible time after such increase, the number of directorships held by DCEO shall be the number determined in accordance with Schedule 5.4 hereto. If DCEO exercises its option to designate a nominee or nominees, as the case may be, to the Board of Directors, then Merrimac shall use its best efforts, as promptly as possible, to have the DCEO nominee(s) elected to the Board of Directors. At each annual meeting of the stockholders of Merrimac and at each special meeting of the stockholders of Merrimac involving the election of directors of Merrimac, and at any other time at which stockholders of Merrimac will have the right to or will vote for or consent in writing regarding the election of directors of Merrimac, Merrimac agrees that, upon the request of DCEO, it will use its best efforts to cause and maintain the election to the Board of Directors of the DuPont Designee(s). Upon disposition in any manner by DCEO of an amount of the Purchased Shares that results in it owning less than 400,000 shares of the Purchased Shares acquired at the Closing, DCEO shall forfeit its right to designate a nominee(s) to the Board of Directors of Merrimac and immediately upon such disposition, the DuPont Designee(s), as the case may be, shall resign as a member(s) of the Board of Directors of Merrimac. Until DCEO exercises its option to designate a nominee to the Board of Directors and for as long as DCEO maintains an equity position of 250,000 shares of Common Stock, or if for any reason DCEO's designee has not been elected to the Board of Directors, DCEO shall have the right to have an observer present at all Board of Director meetings and any committee meetings of the Board of Directors and to receive adequate notice of such meetings and a copy of any materials distributed in connection therewith.

         5.5 Further Assurances. For as long as DCEO owns any of the Purchased Shares, Merrimac shall take all reasonable actions, including providing an appropriate legal opinion, to preserve and maintain DCEO's right and ability to sell the Purchased Shares under Rule 144 of the Securities Act and to maintain DCEO's other rights under this Agreement.

6.     Indemnification.

         6.1 To the extent permitted by law, Merrimac will indemnify and hold harmless DCEO against any losses, claims, damages, or liabilities (joint or several) which DCEO may suffer, incur or pay by reason of (i) a breach by Merrimac of any representation or warranty made by it in this Agreement or (ii) a breach or failure of Merrimac to perform any agreement required by this Agreement; provided, however, that the indemnity agreement contained in this
Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Merrimac, which consent shall not be unreasonably withheld.

         6.2 To the extent permitted by law, DCEO will indemnify and hold harmless Merrimac against any losses, claims, damages, or liabilities (joint or several) which Merrimac may suffer, incur or pay by reason of (i) a breach by DCEO of any representation or warranty made by it in this Agreement or (ii) a breach or failure of DCEO to perform any agreement required by this Agreement; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of DCEO, which consent shall not be unreasonably withheld.

         6.3 Promptly after receipt by an indemnified party under this Section
6.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires (except as provided herein) to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel and to control its own defense, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

7.     Miscellaneous.

         7.1 No Press Releases; Confidentiality. All publicity relating to the Transaction Agreements and the transactions contemplated thereby shall be subject to the mutual approval of the parties and no public announcement or disclosure of the terms or existence of the Transaction Agreements or the transactions contemplated thereby shall be made by either party (or any of its affiliates or representatives) without the prior written consent of the other. Notwithstanding the foregoing, to the extent either party is required by applicable law to disclose publicly or to make any public announcement of the terms or existence of the Transaction Agreements or the transactions contemplated thereby, such party shall, to the extent possible within the applicable time constraints, give the other party reasonable, prior notice of such disclosure and use its best efforts to agree with the other party on the form of such disclosure.

         7.2 Entire Agreement; Successors and Assigns. The Transaction Agreements constitute the entire agreement between the parties relating to the subject matter thereof and no party shall be liable or bound to the other in any manner by any representations, warranties or covenants except as specifically set forth therein. Any previous agreement among the parties with respect to the Purchased Shares is superseded by the Transaction Agreements. The terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.3 Survival of Representations and Warranties. Notwithstanding any right of DCEO fully to investigate the affairs of Merrimac and notwithstanding any knowledge of facts determined or determinable by DCEO pursuant to such right of investigation, DCEO has the right to rely fully upon the representations, warranties, covenants and agreements of Merrimac contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of Merrimac and DCEO shall survive the execution and delivery of this Agreement and the Closing hereunder for two years. The covenants of Merrimac set forth in Section 5 shall remain in effect as set forth therein.

         7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         7.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.6 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         7.7 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery or facsimile transmissions (with confirmation of receipt); (ii) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt, in each case, to the party to be notified.



                           Any notice to Merrimac shall be sent to:

                           Merrimac Industries, Inc.
                           41 Fairfield Place
                           West Caldwell, New Jersey 07006
                           Attn: Mason N. Carter, President
                           Fax: (973) 882-5989

                           with a copy to:

                           Edward H. Cohen, Esq.
                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York 10022
                           Fax: (212) 940-8776


                           Any notice to DCEO or DuPont shall be sent to:

                           DuPont Chemical and Energy Operations, Inc.
                           1007 Market Street, Room D-8052
                           Wilmington, Delaware  19898
                           Attn:  Corporate Secretary
                           Fax: (302) 773-5176

                           with a copy to:

                           Assistant Corporate Secretary
                           E.I. du Pont de Nemours and Company
                           1007 Market Street
                           Wilmington, Delaware 19898
                           Fax: (302) 773-5176

                           and

                           E.I. du Pont de Nemours and Company
                           14 TW Alexander Drive
                           Research Triangle Park, North Carolina  27709-3999
                           Attn:  Vice President and General Manager,
                                  DuPont Electronic Technologies



         7.8 Severability. In case any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.9 Expenses. Irrespective of whether the Closing occurs, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transaction contemplated hereby.

         7.10 Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Merrimac and DCEO.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                              MERRIMAC INDUSTRIES, INC.


                              By: /s/ Mason N. Carter
                                 ---------------------------------------
                              Name:  Mason N. Carter
                              Title: Chairman, President and Chief
                                       Executive Officer



                              DUPONT CHEMICAL AND
                              ENERGY OPERATIONS, INC.


                              By: /s/ David B. Miller
                                 ---------------------------------------
                              Name:  David B. Miller
                              Title: Attorney-in-fact



                              E.I. DUPONT DE NEMOURS AND COMPANY



                              By: /s/ David B. Miller
                                 ---------------------------------------
                              Name:  David B. Miller
                              Title: Vice President and General Manager
                                       DuPont Electronic Technologies

                                  Schedule 5.4
                                  ------------


           Non-DuPont
           ----------
            Directors           DuPont Directors            Total
            ---------           ----------------            -----

                7                        1                     8
                8                        1                     9
                9                        2                    11
               10                        2                    12
               11                        2                    13
               12                        2                    14
               13                        3                    16
               14                        3                    17
               15                        3                    18
               16                        3                    19
               17                        3                    20
               18                        4                    22
               19                        4                    23
               20                        4                    24
               21                        4                    25











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